Exhibit 10.2

ALLONGE TO CONVERTIBLE PROMISSORY NOTES

Allonge (this “Allonge”) to those certain Convertible Promissory Notes (the “Convertible Notes”) referenced hereto in Exhibit 1 and made a part hereof, in each case from Bionik Laboratories Corp. (“Borrower”), to the Holders described therein (the “Holders”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to those terms in the Convertible Notes.

WHEREAS, from June 2018 through July, 2018, the Borrower borrowed from the Holders an aggregate principal amount of $4,708,306 evidenced by the Convertible Notes; and

WHEREAS, the Convertible Notes provide, in part, that in the event the Borrower consummates a firm commitment, underwritten offering of its common stock by March 27, 2019 (the “Offering”), and the Offering Price is less than the Conversion Price, then in such event the Borrower shall issue to the Holders, at no further cost to the Holders, additional shares of Common Stock equal to the number of Conversion Shares the Holder would have received upon conversion if the Conversion Price equaled the Offering Price, less the number of shares of Conversion Shares actually issued on the Maturity Date (the “Anti-Dilution Clause”); and

WHEREAS, it was the belief of the Holders that the securities to be issued to the Holders upon the triggering of the Anti-Dilution Clause be the same securities as issued in the Offering and not specifically limited to Common Stock; and

WHEREAS, the Convertible Notes do not reflect the aforementioned belief and the Borrower and the Holders executing and delivering this Allonge wish to amend the Convertible Notes to reflect that the securities issued to the Holders upon any triggering of the Anti-Dilution Clause be the same securities as issued in the Offering; and

WHEREAS, Section 6.6 of the Convertible Notes provides, in part, that the Convertible Notes may be amended with the written consent of the Company and the holders of a majority in original aggregate principal amount of the Note and the Related Notes, and that any such amendment shall be binding on all holders of the Convertible Notes, even if they do not execute such consent, amendment or waiver.

NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and the undersigned Holders, which represent a majority in original aggregate principal amount of the Convertible Promissory Notes, agree that each of the Convertible Promissory Notes shall be amended and revised as follows:

1.       The defined term “Conversion Shares” found in Section 1.1 of the Convertible Notes is hereby amended and replaced to read as follows:

“Conversion Shares” means the New Round Stock or Common Stock, as the case may be, issued or issuable to the Holder pursuant to Article 3 (including Section 3.4).

2.       The defined term “New Round Stock” found in Section 1.1 of the Convertible Notes is hereby amended and replaced to read as follows:

“New Round Stock” means, in the event of an Offering, the security(ies) (or units of securities if more than one security are sold as a unit), without duplication, issued by the Company in the Qualified Financing (any such securities other than the Common Stock component of the New Round Stock, the “Accompanying Securities”), and in all other cases, Common Stock.

3.       Section 3.4 of each of the Convertible Promissory Notes is hereby amended and replaced to read as follows:

3.4       Anti-Dilution. In the event the Company consummates a firm commitment, underwritten offering (an “Offering”) by March 27, 2019, and the price per New Round Stock thereof (the “Offering Price”) is less than the Conversion Price, then in such event the Company shall issue to the Holder, at no further cost to the Holder, (a) additional shares of Common Stock equal to the number of shares of Common Stock the Holder would have received upon conversion if the Conversion Price equaled the Offering Price, less the number of shares of Common Stock actually issued on the Maturity Date plus (b) a number of Accompanying Securities, if any, issued in the Offering that equals the number of Accompanying Securities the Holder would have received, without duplication (e.g., if the New Round Stock is a unit consisting of one share of Common Stock and one warrant, the Accompanying Securities would be the warrant component of the unit, and not the full unit or the Common Stock component of the unit) had the outstanding principal and accrued and unpaid interest through the Maturity Date under the Note converted into New Round Stock in the Offering at the Offering Price.

This Allonge is intended to be attached to and made a permanent part of the Convertible Promissory Notes.

[Remainder of Page Intentionally left Blank; Signature Page in Counterparts Follows]

Dated as of the _____ day of February, 2019.

Borrower:	BIONIK LABORATORIES CORP.

By:
Name:
Title:

Agreed to and consented to pursuant to Section 6.6 of the Convertible Promissory Notes:

Holder:

By:
Name:
Title:

Aggregate Principal Amount of Convertible Promissory Notes